Item 77 Q.1. Exhibits

Q.1.e.1 Amendment to the Investment Management Agreement

A copy of the Amendment dated May 1, 2016 to the September 15, 1994 Investment Management Agreement by and among Teachers Insurance and Annuity Association of America, TIAA Separate Account VA-1 (the Trust) and Teachers Advisors, Inc. is incorporated herein by reference as an exhibit to Sub-Item 77Q1 of Form N-SAR.